Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com

Semtech Announces Global Reduction in Force

CAMARILLO, Calif., July 15, 2015 — Semtech Corporation (Nasdaq:  SMTC), a leading supplier of analog and mixed-signal semiconductors, today announced a worldwide reduction in force to align operating expenses with business conditions and leverage recent infrastructure investments.  These actions, primarily targeted at sales, general and administrative expenses, are expected to reduce the total number of employees by approximately eight percent.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer stated, “Given our recent revenue decline driven primarily by weak Korean smartphone demand, we have made the very difficult decision to reduce our headcount and operating expenses across a majority of Semtech’s locations.”  Maheswaran continued, “Our recent investments in infrastructure such as our SAP® ERP system, and our Salesforce.com® and Workday® systems, will allow us to scale more efficiently as our revenue grows.”

As a result of these actions, the Company expects to reduce its current annualized operating expenses by approximately $20.0 million once the reduction plan is fully executed.  Semtech expects to record total charges related to these actions of approximately $3.5 million during the second and third quarters of fiscal year 2016.  These charges consist primarily of termination benefits, including severance, which are expected to be settled in cash.

The Company will provide additional details of these charges when it reports second quarter fiscal year 2016 results, currently expected in late August.

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Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition and expected performance.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, and the Company’s plans, objectives and expectations.  Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.  These forward-looking statements include, for example, the size of the workforce reduction, the amount and timing of charges related to the workforce reduction, and the Company’s expected benefits from its recent investment in infrastructure.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected.  Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to implement the workforce reductions; possible changes in the size and timing of the workforce reductions and components of the expected charges associated with the workforce reduction;  shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to realize expected benefits of the SAP implementation; disruption of the Company’s operations caused by the adjustment to a new enterprise resource planning system and the transition from the Company’s legacy systems and databases; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits; the continuation and/or pace of key trends considered to be main contributors to the Company’s growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company’s products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, and of the Company’s products from its third-party manufacturers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company’s ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; the Company’s ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment.

Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2015 and information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”, in the Company’s Quarterly Reports on Form 10-Q, in the Company’s other filings with the Securities and Exchange Commission, and in material incorporated therein by reference.  In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  Reported results should not be considered an indication of future performance.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflects management’s analysis only as of the date hereof.  Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, enterprise computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community.  The Company is dedicated to reducing the impact it, and its products, have on the environment.  Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction.  Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are registered marks of Semtech Corporation.  Other marks referenced in this press release are the property of their respective owners.